Exhibit 10.6
THERMAL CYCLER SUPPLIER
AGREEMENT
     This Agreement, is entered into as of December 22, 2004, (the “Effective Date”) by and between Applera Corporation, a corporation of the State of Delaware, through its Applied Biosystems Group, having an office at 850 Lincoln Centre Drive, Foster City, California 94404 (collectively, “ABI”), and BioTrove, Inc., having an office at 12 Gill Street, Suite 4000, Woburn, Massachusetts 01801 (“Thermal Cycler Supplier”) hereafter each a “Party,” collectively referred to as “the Parties.”
     WHEREAS, ABI has the power to convey certain limited rights for research and in certain other fields under U.S. Patents Nos. 4,683,195, 4,683,202 and 4,965,188, describing and claiming gene amplification processes including, among others, a process known as the polymerase chain reaction (“PCR”) process, which are owned by Roche Molecular Systems, Inc., and amplification process claims in corresponding counterpart patents and patent applications in other countries, owned by F. Hoffmann-La Roche Ltd (both of which are referred to collectively herein as “Roche”).
     WHEREAS, ABI offers to PCR users certain commercial and non-commercial license rights under these patents and patent applications for the automated performance of the PCR process for research and certain other fields that include, inter alia, an up-front fee component based on the capacity of thermal cyclers used to perform the process.
     WHEREAS, ABI offers to thermal cycler suppliers license rights under those patents, namely, an authorization to distribute their instruments with a label conveying to their customers rights under the up-front fee component of the PCR licenses described above, and the right to promote their instruments as “Authorized Thermal Cyclers” (as defined below) for PCR.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

     WHEREAS, ABI owns U.S. Patents Nos. 5,038,852 and 5,333,675, describing and claiming automated apparatus suitable for performing the PCR process, and apparatus claims in corresponding counterpart patents and patent applications in other countries.
     WHEREAS, ABI owns U.S. Patent Nos. 5,475,610 and 6,703,236 B2, describing and claiming improvements in thermal cycling apparatus for PCR, including a pressing heated cover, and corresponding counterpart patents and patent applications in other countries.
     WHEREAS, ABI owns U.S. Patent No. 5,656,493, describing and claiming an amplification system comprising PCR reagents and a thermal cycler programmed to carry out a PCR protocol.
     WHEREAS, ABI owns patents and applications outside the U.S. that claim priority of U.S. application Serial No. 899,061 (filed in 1986) and that claim automated performance of the PCR process using certain programmed thermal cyclers.
     WHEREAS, ABI offers to PCR users license rights for research and certain other fields under its U.S. Patent No. 5,656,493 amplification system claims and under the automated method claims of its foreign patents and applications claiming priority of U.S. application Serial No. 899,061 respectively, and offers to thermal cycler suppliers the right to pass such rights to their thermal cycler customers.
     WHEREAS, ABI has offered to Thermal Cycler Supplier the above Roche process rights claimed by U.S. Patents Nos. 4,683,195; 4,683,202 and 4,965,188 and corresponding amplification process claims in patents and patent applications in other countries claiming priority of any of them, and the ABI systems, apparatus, automated method and pressing heated cover rights under the other patents and patent applications enumerated above separately or in combinations, and
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

     WHEREAS, Thermal Cycler Supplier has requested all the foregoing license rights in combination. No other license rights (including, without limitation, any rights under patents and applications of Applera Corporation or Roche that cover apparatus, methods, or reagents useful for real-time detection or for homogeneous assay) are requested by Thermal Cycler Supplier or are granted by ABI to Thermal Cycler Supplier.
     NOW, THEREFORE, the Parties agree as follows:
     1. Definitions
     For the purpose of this Agreement the terms set forth hereinafter shall be defined as follows:
          1.1 “Affiliate” shall mean, with respect to a Party, any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; where “control” refers to the ownership, directly or indirectly, of at least fifty percent (50%) (or maximum amount permitted by applicable law) of the voting securities or other ownership interests of such a Person or Party. As used herein, the term “Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.
          1.2 “Amplification Patent Rights” shall mean the nucleic acid amplification processes, including particularly the PCR process, covered by Valid Claims of United States Patents Nos. 4,683,195, 4,683,202 and 4,965,188; and any corresponding amplification process
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Valid Claim in patents and patent applications in other countries claiming priority of any of them. Amplification Patent Rights include rights only under the foregoing identified Roche patents and applications. They do not include rights, expressly or by implication, under any other Roche or ABI patent or application, or to any claim to reagents, apparatus, or a system of reagents and apparatus.
          1.3 “Amplification System Patent Rights” shall mean Valid Claims of U.S. Patent No. 5,656,493, which describes and claims an amplification system comprising PCR reagents and a thermal cycler programmed to carry out a PCR protocol. Amplification System Patent Rights include rights only under the identified ABI patent. They do not include rights, expressly or by implication, under any other Roche or ABI patent or application, or to any claim to reagents, apparatus, or an amplification process, even if that process is a result of the natural and intended operation of the system.
          1.4 “Authorized Reagent” shall mean a DNA polymerase whose use in performance of the PCR process is covered by the running-royalty component of a PCR process license under the Amplification Patent Rights for internal research and development. The running-royalty component of that license may be obtained through the purchase of reagents bearing a valid label conveying the running-royalty component; alternatively, it may be purchased from ABI. Other PCR process licenses in the Fields also require use of Authorized Reagents.
          1.5 “Authorized Thermal Cycler” shall mean a Thermal Cycler or Temperature Cycling Instrument whose use in automated performance of the PCR process is covered by the automated-capacity, up-front fee component of a PCR process license under the Amplification Patent Rights for internal research and development. The up-front fee component
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

of that license may be obtained through the purchase of a Thermal Cycler or Temperature Cycling Instrument bearing a valid label conveying the up-front component; alternatively, it may be purchased from ABI. Other PCR process licenses in the Fields also require use of an instrument whose use is similarly covered, i.e., an “Authorized Thermal Cycler.”
          1.6 “Automated Method Patent Rights” shall mean automated method Valid Claims in ABI’s patents and applications outside the U.S. that claim priority of U.S. application Serial No. 899,061. Automated Method Patent Rights include rights only under the identified ABI patents and applications. They do not include rights, expressly or by implication, under any other Roche or ABI patent or application, or to any claim to reagents, apparatus or system of reagents and apparatus.
          1.7 “Fields” shall mean research and development, quality assurance or control, environmental testing, plant diagnostics, identity testing (other than parentage testing for humans) and forensics. The term Fields specifically excludes human and veterinary diagnostics.
          1.8 “Net Sales Price” shall mean
(a)	the gross invoice price for an arm’s-length sale of royalty-bearing (pursuant to Article 3 herein) product to an unrelated, third-party end user by Thermal Cycler Supplier, its Affiliates or distributors, minus the following deductions where applicable: (i) discounts allowed and taken, in amounts customary in the trade, and (ii) sales and/or use taxes and/or duties for particular sales. No allowance or deduction shall be made for commissions or collections, by whatever name known.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

     For the purposes of this definition, an arms-length sale to an unrelated third-party end-user is one in which (i) such end-user does not enjoy any special course of dealing with Thermal Cycler Supplier, its Affiliates or distributors, (ii) such end-user does not provide any nonmonetary consideration for a royalty bearing product (under Article 3 herein), and (iii) the gross invoice price in such sale of product is not affected by any other purchase of goods or services or any license of intellectual property (other than the end-user rights conveyed in Article 2 herein).
(b)	Net Sales Price shall be calculated as set forth in this Section 1.8(b) in the case of a transfer (e.g., sale, loan, lease, consignment, gift or distribution) of royalty-bearing products (under Article 3 herein) not within the scope of Section 1.8(a), including, without limiting the foregoing, in the event of any transfer (i) to an end user that is Thermal Cycler Supplier itself, an Affiliate or a distributor, (ii) to an end user that enjoys a special course of dealing with one or more of the Thermal Cycler Supplier, an Affiliate or distributor, or (iii) under a reagent rental agreement. Net Sales Price for transfer of royalty-bearing products that are subject to this Section 1.8(b) shall equal the Average Net Sales Price (as such term is defined below). As used herein the term “Average Net Sales Price” shall mean
(A)	the average Net Sales Price calculated for sales under Section 1.8(a) over the one-year period preceding the date of such transfer that is within this Section 1.8(b) of the same type and model of product and in the same country as such transferee;
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(B)	if such one-year average Net Sales Price data is unavailable, then the Thermal Cycler Supplier’s, Affiliate’s or distributor’s published list price of such product for end-users in the same country as the transferee, or

(C)	if data is unavailable under part (A) or (B), then the fair market value (with reference to the sales price of comparable products).
               In the event Thermal Cycler Supplier is [***], the Net Sales Price shall be calculated as the price to the [***] (as determined in Section [***] or [***] ) [***] margin [***].
          1.9 “Pressing Heated Cover Patent Rights” shall mean Valid Claims within claims 160-163 and 167 of U.S. Patent No. 5, 475,610 and Valid Claims within claims 1-6 of U.S. Patent No. 6,703,236 B2, and foreign equivalent Valid Claims of any said claims in other countries. Pressing Heated Cover Patent Rights include rights only under the identified ABI patents and applications. They do not include rights under any other claims of said patents and applications. They do not include rights, expressly or by implication, under any other patent or application of Roche or ABI or rights to any process, reagents, thermal cycler or system of reagents and a thermal cycler.
          1.10 “Pressing Heated Cover” shall mean a product that but for the licenses granted hereunder would infringe the Pressing Heated Cover Patent Rights.
          1.11 “Temperature Cycling Instrument” as used in this Agreement, shall mean an instrument, whether in single or multiple modules, that includes a Thermal Cycler and additional structure for performing one or more other functions.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

          1.12 “Territory” shall mean worldwide.
          1.13 “Thermal Cycler,” as used in this Agreement, shall mean an instrument, whether in single or multiple modules, that is capable in itself of automatically thermally cycling samples in the PCR process.
          1.14 “Thermal Cycling Instrument Patent Rights” shall mean Valid Claims of U.S. Patent Nos. 5,038,852 and 5,333,675; and foreign equivalent Valid Claims of any such apparatus claims in other countries. Thermal Cycling Instrument Patent Rights include rights only under the identified ABI patents and applications. They do not include rights, expressly or by implication, under any other ABI or Roche patent claim to reagents, an amplification process or a system of reagents and apparatus.
          1.15 “Third Party” shall mean a party other than the Parties.
          1.16 “Valid Claim” shall mean a claim of a patent or pending patent application that has not been held unpatentable, invalid or unenforceable pursuant to a final and unappealable decision of a court or other applicable administrative agency with appropriate jurisdiction.
     2. Grant
          2.1 Thermal Cycling Instrument Patent Rights and Pressing Heated Cover Patent Rights. Upon the terms and subject to the exceptions and conditions of this Agreement, ABI grants to Thermal Cycler Supplier under the Thermal Cycling Instrument Patent Rights and the Pressing Heated Cover Patent Rights a personal, non-transferable, royalty-bearing, non-exclusive license in the Fields and in the Territory to make but not have made, to use and to sell Thermal Cyclers, Temperature Cycling Instruments and add-on and substitute sample blocks to end users solely under Thermal Cycler Supplier’s name and trademarks but not otherwise to manufacture for, or to sell or distribute to, thermal cycler suppliers.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

     The grant of this Section 2.1 conveys no right or immunity, express or implied, under the Amplification Patent Rights, the Automated Method Patent Rights or the Amplification System Patent Rights.
          2.2 Amplification Patent Rights. Upon the terms and subject to the exceptions and conditions of this Agreement, ABI grants to Thermal Cycler Supplier the following personal, non-transferable, royalty-bearing, non-exclusive rights in the Territory under the Amplification Patent Rights:
(a)	Thermal Cycler Supplier is hereby authorized to sell and distribute to end users solely under Thermal Cycler Supplier’s name and trademarks Thermal Cyclers and Temperature Cycling Instruments manufactured by Thermal Cycler Supplier, but not otherwise to sell or distribute to thermal cycler suppliers, with a label conveying to end users (including Thermal Cycler Supplier itself) in the Fields the up-front rights of PCR process licenses under the Amplification Patent Rights as specified in the label set forth in Section 5.1 below, that is, with an Authorized Thermal Cycler label;

(b)	Thermal Cycler Supplier may advertise and promote Thermal Cyclers and Temperature Cycling Instruments so labeled as “Authorized Thermal Cyclers for PCR.”
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

     The grant of this Section 2.2 conveys no right or immunity, express or implied, under the Thermal Cycling Instrument Patent Rights, the Amplification System Patent Rights, the Automated Method Patent Rights or the Pressing Heated Cover Patent Rights.
          2.3 Amplification System Patent Rights and Automated Method Patent Rights. Upon the terms and subject to the exceptions and conditions of this Agreement, ABI grants to Thermal Cycler Supplier a personal, non-transferable, royalty-bearing, non-exclusive right under the Amplification System Patent Rights and the Automated Method Patent Rights to convey to end-user customers (including Thermal Cycler Supplier itself) of Thermal Cycler Supplier’s Thermal Cyclers and Temperature Cycling Instruments sold or distributed solely under Thermal Cycler Supplier’s name and trademarks a non-exclusive license to use the same in the Fields in the Territory. The grant of this Section 2.3 includes no right or immunity, express or implied, under the Amplification Patent Rights, Thermal Cycling Instrument Patent Rights or the Pressing Heated Cover Patent Rights.
          2.4 No Implied Rights. Except as expressly provided under Sections 2.1 through 2.3, no right, immunity, authorization or license is granted, expressly by implication or by estoppel, for any other purpose, or in any other field. Without limiting the foregoing, no right, immunity, authorization or license is granted to make, have made, use or sell any polymerase (such as Taq), amplification reagent or kit; or to perform PCR or nucleic acid amplification that is not fully licensed under the Amplification Patent Rights. No right,
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

immunity, authorization or license is granted, expressly, by implication, or by estoppel, under any patent or patent application that is not expressly included in the Amplification Patent Rights, the Amplification System Patent Rights, the Pressing Heated Cover Patent Rights, the Automated Method Patent Rights or the Thermal Cycling Instrument Patent Rights. No right, immunity, authorization or license is granted, expressly, by implication or by estoppel, under patents and applications of Applera Corporation or Roche that cover apparatus, methods, or reagents for real-time detection (including, without limitation, U.S. Patents Nos. 5,928,907 and 6,814,934 B1 or Applera’s Japanese Patent No. JP 3136129, European Patent No. EP 0 872 562 Bl, and claims in Applera’s patents and applications that claim priority of United States patent application Serial No. 08/968,208 or EP 0 512 334 B1) or for homogeneous assay (including, without limitation, U.S. Patents Nos. 5,210,015; 5,487,972; 5,538,848, all related to the 5’ nuclease assay).
          2.5 Exceeding Scope of License. Rights granted to Thermal Cycler Supplier by this Agreement are personal to Thermal Cycler Supplier alone. Thermal Cycler Supplier shall have no right to sublicense, assign or otherwise transfer or share its rights hereunder except as set forth in Section 2.3 of this Agreement. Without limiting other acts or omissions constituting material breach hereof, any breach of Article 2 (including without limitation, any act, omission or sale by Thermal Cycler Supplier that infringes or induces infringement of one or more of the patents licensed hereunder, which act, omission, or sale exceeds the scope of the license set forth in Section 2.1, including without limitation the field limitations or the prohibition on selling instruments that bear the trademarks of a party other than those of Thermal Cycler Supplier) by Thermal Cycler Supplier shall (without limiting any other causes of action ABI or Roche may have) be deemed a material breach of this Agreement.
          2.6 Sales by Affiliates or Distributors. Notwithstanding the prohibition of Section 2.5, Thermal Cycler Supplier’s rights to sell to end users under the grants of Sections 2.1 through 2.3 include the right to sell through Affiliates (so long as Thermal Cycler Supplier reports and pays under this Agreement on their behalf) and through distributors of Thermal Cycler Supplier and such Affiliates, as well as directly.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

          2.7 Thermal Cycler Supplier Obligations. The Parties understand and agree that Thermal Cycler Supplier shall have no obligation to monitor or police its customers’ use of Authorized Reagents in the performance of PCR. Thermal Cycler Supplier’s obligations under this Agreement in regard to Authorized Reagents shall be limited to providing the notice as specified in Sections 5.1 and 5.2. However, Thermal Cycler Supplier agrees not to knowingly promote, directly or through its distributors or Affiliates, the unlicensed performance of PCR through the use of reagents which are not Authorized Reagents or, in the Fields, by means of Thermal Cyclers for which the up-front license fee has not been paid (i.e. a thermal cycler that is not an Authorized Thermal Cycler). Further, Thermal Cycler Supplier shall not sell thermal cyclers or thermal cycling instruments of a Third Party that infringe the Thermal Cycling Instrument Patent Rights or the Pressing Heated Cover Patent Rights.
     3. Fees, Royalties, Records and Reports
          3.1 Fees; Royalties. For the licenses and rights granted under Article 2, Thermal Cycler Supplier shall pay to ABI:
(a)	[***];

(b)	for each Thermal Cycler (including all modules and components) or Temperature Cycling Instrument delivered, invoiced or otherwise transferred by Thermal Cycler Supplier or an Affiliate after the Effective Date, [***];
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(c)	for each add-on or substitute block delivered, invoiced or otherwise transferred by Thermal Cycler Supplier or an Affiliate after the Effective Date, [***];

(d)	[***] for each Pressing Heated Cover delivered, invoiced or otherwise transferred by Thermal Cycler Supplier or an Affiliate after the Effective Date, irrespective of whether said Pressing Heated Cover is transferred separately or included in a larger module or in a Thermal Cycler or Temperature Cycling Instrument.
     ABI agrees that there shall be only one payment under each of subsections 3.1(b), 3.1(c) and 3.1(d), for each Thermal Cycler or Temperature Cycling Instrument placed as a no-charge “loaner” or demonstration instrument. Thermal Cycler Supplier shall pay for such an instrument based on the Average Net Sales Price when it is first put into use as a loaner or demonstration instrument. However, if any module, or component is subsequently added or substituted, payment under subsections 3.1(c) and 3.1(d) shall be made for such module or component.
     Payments specified in this Section 3.1(b)-(d) shall be paid as specified in Section 3.4 and 3.5. Each Thermal Cycler and Temperature Cycling Instrument for which those payments are paid shall be an Authorized Thermal Cycler and shall be so designated pursuant to Article 5 hereof.
          3.2 Currency. All amounts payable hereunder shall be payable in United States Dollars. Royalties invoiced or received by Thermal Cycler Supplier in currencies other than U.S. Dollars shall be converted to U.S. Dollars based on the New York rate of exchange as quoted in the Wall Street Journal for the last business day of the applicable quarter (as per
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Section 3.4 herein) in which the sale or transfer occurred. If not so published, the Parties may agree on a substitute publication. In the event there is no comparable publication, the applicable rate for such date by the appropriate governmental agency in such country shall apply.
          3.3 Maintenance of Records; Audit. Thermal Cycler Supplier shall keep and maintain (and shall require its Affiliates to keep and maintain) complete and accurate records and in sufficient detail to enable an independent certified public accountant or auditor retained by ABI to validate Thermal Cyclers Supplier’s compliance with this Agreement and verify amounts payable by Thermal Cycler Supplier. To the extent such records are financial in nature or relate to royalty obligations, such records shall be compiled and maintained in accordance with Generally Accepted Accounting Principles (“GAAP”). Thermal Cycler Supplier shall keep and maintain such records and supporting data during the term of this Agreement hereof and for a period of [***] thereafter. Such records and the supporting data shall be available for inspection and copying, for a period of [***] (and access shall not be denied thereafter, if reasonably available), during regular business hours by an independent certified public accountant or auditor retained by ABI. ABI shall enter into a confidentiality agreement with such accountant or auditor that will require such accountant or auditor to use such data and records solely for the purposes of verifying Thermal Cycler Supplier’s compliance with its royalty obligations. Such confidentiality agreement shall require that such accountant or auditor agrees not to disclose such records or data to any party other than ABI or Thermal Cycler Supplier. If in dispute, such records shall be kept at least until the dispute is settled. Inspection and auditing shall be at ABI’s expense, unless the audit demonstrates that the amount payable that is stated in a report is understated by [***], in which case Thermal Cycler Supplier shall reimburse ABI for the expense of such audit.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

          3.4 Mode of Royalty Payments; Royalty Reports. Thermal Cycler Supplier shall within thirty (30) days after the first of January, April, July and October
(a)	pay ABI royalties due under this Agreement for each preceding three (3) month period, and

(b)	provide ABI with a true and accurate written royalty report detailing the amount of royalties due for each such three (3) month period. Such royalty report shall be on a country-by-country basis and shall detail for such period
i the quantity and type of Thermal Cycler, Temperature Cycling Instrument or other products subject to royalty obligations pursuant to Article 3 herein sold or transferred;

ii for sales within Section 1.8(a) the gross amounts invoiced by Thermal Cycler Supplier, its Affiliates and distributors on account of such sales of such Thermal Cycler, Temperature Cycling Instrument or other royalty-bearing products, and all deductions (that are permitted pursuant to the Net Sales Price definition) applied to such gross receipts, and the Net Sales Price for all such sales;

iii for sales or transfers within Section 1.8(b) such reports shall indicate how the royalty obligation was determined, with sufficient detail to allow ABI to verify the method and accuracy of such determination.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

     Without limiting the foregoing, such royalty reports shall he in accordance with, and include all information specified in, the royalty report form attached hereto as Appendix A.
     The correctness and completeness of each royalty report shall be attested to in writing by the responsible financial officer of Thermal Cycler Supplier or by Thermal Cycler Supplier’s external auditor.
     Each royalty report and payment shall be sent by the due date to the following address:
Applied Biosystems
850 Lincoln Centre Drive
Foster City, California, 94404 U.S.A.
Attention: Director of Licensing
or to any address that ABI may advise in writing.
          3.5 Interest. If Thermal Cycler Supplier shall fail to pay any amount owing under this Agreement by the due date, the amount owed shall bear interest at [***] from the due date until paid, provided, however, that if this interest rate is held to be unenforceable for any reason, the interest rate shall be the maximum rate allowed by law at the time the payment is due.
          3.6 Termination. Failure of Thermal Cycler Supplier to pay any amount specified under this Agreement within thirty (30) days after the due date will automatically terminate this Agreement.
          3.7 Expiration of Patent Rights. For the purpose of this Agreement, upon expiration of all patents included in the [***], the dollar amount stated in Section [***] shall be [***] thereafter to [***], at which point the dollar amount stated in Section [***] shall be [***] thereafter to [***] under Section [***] under Sections [***] and [***] shall not be affected.
     After expiration of the [***] under Sections [***] and [***] shall be [***] to the amount [***] for the remaining [***].
     Royalties under Section [***] for [***] under the [***] shall be due only so long as at least [***] is in effect and shall not be[***].
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

     4. Past Sales and Activities
          4.1 Covenant Not to Assert; Retroactive License. Subject to Section 4.2 herein, in consideration of the payments as set forth in parts (a) and (b) of this Section 4.1, Prior Sales shall be deemed to have been licensed pursuant to this Agreement. As used herein, the term “Prior Sales” shall mean products that were delivered, invoiced, sold or otherwise transferred, prior to the Effective Date, by Thermal Cycler Supplier solely under Thermal Cycler Supplier’s own name and trademarks to end-user customers, directly or through its Affiliates or distributors, which products would be within the scope of the licenses granted pursuant to Article 2 herein had such products been invoiced, sold or otherwise transferred by Thermal Cycler Supplier after the Effective Date. Thermal Cycler Supplier shall pay ABI the royalties and other fees set forth in Section 3.1(b) through 3.1 (d) with respect to Prior Sales according to the following schedule:
(a)	for such products so delivered, invoiced or otherwise transferred by Thermal Cycler Supplier up to thirty (30) days before the Effective Date of this Agreement, such sums shall be paid on the Effective Date, and

(b)	for such products so delivered, invoiced or otherwise transferred by Thermal Cycler Supplier after such thirty (30) day period but prior to the Effective Date, the royalties and other fees due under Section 3.1(b)-3.1(d) of this Agreement shall be paid within fifteen (15) days following the Effective Date.
     In consideration of all such payments Thermal Cyclers and Temperature Cycling Instruments covered by this section shall be considered Authorized Thermal Cyclers subject to
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

the conditions of Section 4.2 and 5.4; and all earlier use of such Thermal Cyclers or Temperature Cycling Instruments by customers, direct or indirect, of Thermal Cycler Supplier shall be deemed to have been use of a Thermal Cycler or Temperature Cycling Instrument within the grant of this Agreement. The payments and obligations of this section do not apply to Thermal Cyclers or Temperature Cycling Instruments already authorized by PCR users.
          4.2 Notification to End Users. Thermal Cycler Supplier shall send to the original end-user customers of the Thermal Cyclers or Temperature Cycling Instruments that are the subject of Section 4.1, Authorized Thermal Cycler notices in accord with Sections 5.1, and 5.2 with a means reasonably satisfactory to ABI to relate each such notice to the appropriate Thermal Cycler or Temperature Cycling Instrument. Any such Thermal Cycler or Temperature Cycling Instrument not having an authorization notice within one-hundred and twenty (120) days after the Effective Date of this Agreement shall cease to be an Authorized Thermal Cycler unless Thermal Cycler Supplier establishes to the reasonable satisfaction of ABI that (a) the Thermal Cycler or Temperature Cycling Instrument falls within Section 4.1 and (b) the Authorized Thermal Cycler notice for the Thermal Cycler or Temperature Cycling Instrument has not been applied to another instrument.
     5. Authorization Notice
          5.1 Patent Notice. Thermal Cycler Supplier agrees to include prominently in the front of the user’s manual for each Authorized Thermal Cycler, and for no other Thermal Cycler or Temperature Cycling Instrument, a notice (“Notice”) as specified from time to time by ABI. Unless and until ABI reasonably instructs differently, the Notice shall be:
Authorized Thermal Cycler
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

This instrument, Serial No.                     , is an Authorized Thermal Cycler. Its purchase price includes the up-front fee component of a license under United States Patent Nos. 4,683,195, 4,683,202 and 4,965,188, owned by Roche Molecular Systems, Inc., and under corresponding claims in patents outside the United States, owned by F. Hoffmann-La Roche Ltd, covering the Polymerase Chain Reaction (“PCR”) process, to practice the PCR process for internal research and development using this instrument. The running royalty component of that license may be purchased from Applied Biosystems or obtained by purchasing Authorized Reagents. This instrument is also an Authorized Thermal Cycler for use with applications licenses available from Applied Biosystems. Its use with Authorized Reagents also provides a limited PCR license in accordance with the label rights accompanying such reagents. Purchase of this product does not itself convey to the purchaser a complete license or right to perform the PCR process. Further information on purchasing licenses to practice the PCR process may be obtained by contacting the Director of Licensing at Applied Biosystems, 850 Lincoln Centre Drive, Foster City, California 94404, USA.
No rights are conveyed expressly, by implication or estoppel to any patents on real-time methods, including but not limited to 5’ nuclease assays, or to any patent claiming a reagent or kit.
Applied Biosystems does not guarantee the performance of this instrument.
          5.2 Sample Block User Manuals. If Thermal Cycler Supplier sells add-on or substitute sample blocks with separate user manuals, the Notice specified in this Section 5.2 shall be in the user manual for each base unit. Unless and until ABI reasonably instructs differently, the Notice shall be:
Authorized Thermal Cycler
This base unit, Serial No.                     , in combination with its immediately attached sample block modules, comprise an Authorized Thermal Cycler. The purchase price of this base unit includes the up-front fee component of a license under United States Patent Nos. 4,683,195, 4,683,202 and 4,965,188, owned by Roche Molecular Systems, Inc., and under corresponding claims in patents outside the United States, owned by F. Hoffmann-La Roche Ltd, covering the Polymerase Chain Reaction (“PCR”) process, to practice the PCR process for internal
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

research and development using this instrument. The running royalty component of that license may be purchased from Applied Biosystems or obtained by purchasing Authorized Reagents. This instrument is also an Authorized Thermal Cycler for use with applications licenses available from Applied Biosystems. Its use with Authorized Reagents also provides a limited PCR license in accordance with the label rights accompanying such reagents. Purchase of this product does not itself convey to the purchaser a complete license or right to perform the PCR process. Further information on purchasing licenses to practice the PCR process may be obtained by contacting the Director of Licensing at Applied Biosystems, 850 Lincoln Centre Drive, Foster City, California 94404, USA.
No rights are conveyed expressly, by implication or estoppel to any patents on real-time methods, including but not limited to 5’ nuclease assays, or to any patent claiming a reagent or kit.
Applied Biosystems does not guarantee the performance of this instrument.
5.3 Labeling. Thermal Cycler Supplier agrees to affix permanently and prominently to each complete Thermal Cycler that is an Authorized Thermal Cycler the designation “Authorized Thermal Cycler”, its Serial Number and a direction to consult the user’s manual for license information.
5.4 Transfer without Authorization Notice. Thermal Cycler Supplier further agrees to instruct the ultimate purchaser that transfer of the Thermal Cycler or Temperature Cycling Instrument without the Serial Number or the Notice shall automatically terminate the authorization granted by this Agreement and the authorization granted hereunder for or in connection with such product shall expire.
5.5 Designation as “Licensed.” To avoid confusion among thermal cycler users, Thermal Cycler Supplier agrees not to designate or refer to Thermal Cyclers or Temperature Cycling Instruments covered by this Agreement as “licensed” unless it fully and simultaneously explains that the Thermal Cyclers or Temperature Cycling Instruments or other such products do not convey with their purchase a complete license under the Amplification Patent Rights.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

          5.6 No Authorization Notice. No Authorization Notice shall be supplied with any instrument, module or component other than a complete Thermal Cycler or Temperature Cycling Instrument.
     6. Term and Termination
          6.1 Term. This Agreement, unless sooner terminated, shall continue until the expiration of the last-to-expire of the patents under which rights are granted in this Agreement.
          6.2 Patent Invalidation. This Agreement shall terminate upon a holding of invalidity or unenforceability of all patent claims licensed hereunder by a final court decision from which no appeal is or can be taken.
          6.3 Termination by Thermal Cycler Supplier. Thermal Cycler Supplier may terminate this Agreement for any reason by giving written notice to ABI and ceasing to label, advertise or promote its Thermal Cyclers or Temperature Cycling Instruments as Authorized Thermal Cyclers. Such termination shall be effective ninety (90) days after said notice or cessation, whichever is later.
          6.4 Termination by ABI. Without limiting its other contractual, legal or equitable rights or remedies, ABI shall have the right to terminate this Agreement immediately upon notice to Thermal Cycler Supplier in the event that a court finds ABI liable for any damages or causes of action resulting from Thermal Cycler Supplier’s Manufacture of Thermal Cyclers or Temperature Cycling Instruments or associated modules or components thereof covered by this Agreement or due to the sale or distribution of those Thermal Cyclers or Temperature Cycling Instruments by Thermal Cycler Supplier, an Affiliate or a distributor.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

          6.5 Insolvency. This Agreement shall terminate immediately and automatically without any requirement of notice or any other action by ABI upon (i) an adjudication of Thermal Cycler Supplier as bankrupt or insolvent, or Thermal Cycler Supplier’s admission in writing of its inability to pay its obligations as they mature; (ii) an assignment by Thermal Cycler Supplier for the benefit of creditors; (iii) the appointment of, or Thermal Cycler Supplier’s applying for or consenting to the appointment of, a receiver, trustee or similar officer for a substantial part of its property; (iv) the institution of or any act of Thermal Cycler Supplier instituting any bankruptcy, insolvency arrangement, or similar proceeding; or (v) the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of the property of Thermal Cycler Supplier. Such termination shall be deemed to have occurred immediately prior to the events set forth in parts (i) through (v) of this Section triggering such termination.
          6.6 Change of Control. ABI may terminate this Agreement immediately on notice upon any change in the ownership or control of Thermal Cycler Supplier or of its assets. For such purposes, a “change in ownership or control” shall mean that, with the exception of an Initial Public Offering, thirty percent (30%) or more of the voting stock of Thermal Cycler Supplier becomes subject to the ownership or control of a person or entity, or any related group of persons or entities acting in concert, which person(s) or entity(ies) (i) did not own or control such portion of voting stock on the Effective Date hereof, and (ii) are manufacturers of Thermal Cyclers or consumable products including reagents that run on Thermal Cyclers. ABI shall have the same right to terminate upon any transfer of thirty percent (30%) or more of the assets of Thermal Cycler Supplier to such manufacturers set forth in part (ii) above. For the purposes of this Section, Initial Public Offering shall mean the initial underwritten public offering of voting equity of Thermal Cycler
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Supplier after the Effective Date of this Agreement pursuant to which (i) Thermal Cycler Supplier raises at least US $20 million gross proceeds and (ii) such voting equity is listed or traded on the New York Stock Exchange or the NASDAQ National Market.
          6.7 Termination for Licensee’s Material Breach. Except as otherwise provided in Section 3.6 of this Agreement, in the event of a material breach or default under this Agreement by Thermal Cycler Supplier, this Agreement shall terminate automatically thirty (30) days after ABI provides written notice of such breach or default, provided that such breach or default has not been cured by Thermal Cycler Supplier within such thirty (30) day period of time.
          6.8 Effect of Termination or Expiration. Upon expiration or termination of this Agreement, all licenses granted under this Agreement to Thermal Cycler Supplier shall terminate.
          Thermal Cycler Supplier’s obligations under Article 3 or Article 4 accruing prior to termination or expiration shall survive termination or expiration. Termination of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to or on account of such termination or expiration. All remedies provided hereunder or elsewhere are cumulative.
     7. Confidentiality — Publicity
          7.1 Markings. Unless and until ABI reasonably instructs differently, in advertisements, catalogs, brochures, sales literature and promotional literature for Authorized Thermal Cyclers, Thermal Cycler Supplier, Affiliates and distributors shall state the following prominently in type and location:
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Practice of the patented polymerase chain reaction (PCR) process requires a license. The <Supplier’s Model> Thermal Cycler is an Authorized Thermal Cycler and may be used with PCR licenses available from Applied Biosystems. Its use with Authorized Reagents also provides a limited PCR license in accordance with the label rights accompanying such reagents.
          7.2 Publicity. With respect to Thermal Cycler Supplier’s distribution of any written information to Third Parties, including but not limited to advertising, brochures, catalogs, promotional and sales material, and public relations material, ABI shall have the right to prescribe changes regarding references to, or descriptions of: ABI, PCR, the patents under which rights are granted in this Agreement, PCR licenses or authorizations, or this Agreement. Thermal Cycler Supplier agrees to comply with ABI’s reasonable prescriptions.
          7.3 Confidentiality. Except as provided in Sections 7.1 and 7.2, Thermal Cycler Supplier shall maintain the confidentiality of the provisions of this Agreement, its terms and conditions, and shall refrain from disclosing without ABI’s written consent the same to anyone except employees with a need to know and who are bound by confidentiality obligations consistent with this Agreement. Notwithstanding the foregoing, Thermal Cycler Supplier shall have the right to make such disclosure solely to the extent such disclosure is required pursuant to court order or applicable law or regulation, in which case Thermal Cycler Supplier shall promptly notify ABI in writing of such requirement thirty (30) days in advance of any disclosure. Notwithstanding the foregoing, if Thermal Cycler Supplier has less than thirty (30) days notice (or if such disclosure is required less than thirty (30) days after Thermal Cycler Supplier becomes aware of such disclosure requirement) of such disclosure requirement, then Thermal Cycler Supplier shall promptly notify ABI in writing of such disclosure requirement within two (2) days after the date Thermal Cycler Supplier becomes aware of or receives notice of such
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

disclosure requirement. Thermal Cycler Supplier shall in any event provide ABI a reasonable opportunity to comment upon, object to or seek a protective order with respect to the disclosure or to redact the proposed disclosure copy of the Agreement. Should Thermal Cycler Supplier conclude in good faith that such disclosure is in fact required pursuant to applicable law, Thermal Cycler Supplier shall notify ABI in writing at least thirty (30) days before such disclosure is made to permit ABI to comment upon or object to the disclosure, or to redact the disclosure copy of the Agreement such that the disclosure is limited to such information as is required by law.
     8. Compliance and Quality
          8.1 Compliance with Applicable Law. In the exercise of any and all rights and in performance hereunder, it shall be the duty of Thermal Cycler Supplier, not ABI, to comply fully with all applicable laws, regulations and ordinances and to obtain and keep in effect licenses, permits and other governmental approvals (federal, state or local) necessary or appropriate to carry on activities hereunder.
          8.2 No Endorsement. ABI does not approve or endorse Thermal Cyclers or Temperature Cycling Instruments, or other modules and components of Thermal Cycler Supplier in any way or for any purpose, including PCR. Quality and quality control with respect to suitability for PCR, according to standards and requirements that may exist in the marketplace from time to time, are the sole responsibility of Thermal Cycler Supplier.
     9. Assignment
          9.1 Assignment by Thermal Cycler Supplier. This Agreement and the licenses granted hereunder are personal in nature. This Agreement and the rights hereunder are non-delegable and nonassignable by Thermal Cycler Supplier (including without limitation by
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

any attempted assignment or transfer that would arise from a sale or transfer of Thermal Cycler Supplier’s assets or business, or acquisition of all of the equity of Thermal Cycler Supplier). Any such assignment or attempted assignment shall be void ab initio and result in automatic termination of this Agreement without any requirement or notice or other action by ABI. Without limiting the foregoing, this Agreement cannot be assumed or assumed and assigned by a trustee or debtor-in-possession in bankruptcy as set forth in section 365(c)(1) of the of the United States Bankruptcy Code or any similar provisions of state or federal law.
          9.2 Assignment by ABI. ABI may assign all or any part of its rights and obligations under this Agreement at any time without the consent of Thermal Cycler Supplier. Thermal Cycler Supplier agrees to execute such further acknowledgments or other instruments as ABI may reasonably request in connection with such assignment.
     10. Negation of Warranties and Indemnity
          10.1 No Warranty. ABI MAKES NO EXPRESS OR IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. Nothing in this Agreement shall be construed as: (a) a warranty or representation by ABI as to the validity or scope of any patent; (b) a warranty or representation that the practice under the Amplification Patent Rights, the Amplification System Patent Rights, the Thermal Cycling Instrument Patent Rights, the Automated Method Patent Rights or the Pressing Heated Cover Patent Rights is or will be free from infringement of patents of Third Parties; (c) an obligation to sue Third Parties for infringement; (d) except as expressly set forth herein, conferring the right to use in advertising, publicity or otherwise, in any form, the name of, or any trademark or trade name of, ABI or Roche; (e) conferring by implication, estoppel or
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

otherwise any license, immunity or right under any patent owned by or licensed to ABI or Roche other than those expressly licensed pursuant to Article 2 herein, regardless of whether such patent is dominant or subordinate to the patents licensed to Thermal Cycler Supplier under Article 2 of this Agreement; (f) an obligation to furnish any know-how; or (g) creating any agency, partnership, joint venture or similar relationship between ABI or Roche and Thermal Cycler Supplier.
          10.2 Indemnification. Thermal Cycler Supplier shall take all reasonable precautions to prevent death, personal injury, illness and property damage from the use of Thermal Cyclers, Temperature Cycling Instruments, modules and components. Thermal Cycler Supplier shall assume all risk and full responsibility for Thermal Cycler Supplier making, using or selling such products. Thermal Cycler Supplier shall defend, indemnify and hold ABI and Roche harmless from and against all liability, demands, damages, expenses (including attorneys’ fees) and losses arising or resulting from Thermal Cycler Supplier’s (or its Affiliates’ or distributors’) making, using or selling Thermal Cyclers, Temperature Cycling Instruments, modules and components, including without limitation any claims asserted by third parties for infringement, personal injury, property damage or any other injury or damage.
     11. [***]
          11.1 [***]. [***].
     12. General
          12.1 Integration. This Agreement constitutes the entire agreement between the Parties as to the subject matter hereof, and supersedes and replaces all prior negotiations, representations, agreements and understandings with respect to the subject matter hereof. This
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Agreement may be modified or amended only by a writing executed by authorized officers of each of the Parties.
          12.2 Notices. Any notice required or permitted to be given by this Agreement shall be in writing and shall be given by postpaid, first class, registered or certified mail, or by courier or facsimile, properly addressed to the other party at the respective address as shown below:
If to ABI:
Applied Biosystems
850 Lincoln Centre Drive
Foster City, California 94404 U.S.A.
Attn.: Director of Licensing
Fax No.: (650) 638-6071
If to Thermal Cycler Supplier:
BioTrove, Inc.
12 Gill Street, Suite 4000
Woburn, MA 01801
Attn.: Mr. Patrick Carroll
Fax No.: +781 721 3601
Either party may change its address by providing notice to the other. A notice shall be deemed given four (4) full business days after the day of mailing, or one full day after the date of delivery to the courier, or the date of facsimile transmission, as the case may be.
          12.3 Governing Law and Venue. This Agreement shall be deemed made in the State of California, and it shall be construed and enforced in accordance with the law of the State of California. The Parties agree that the exclusive jurisdiction and venue for any dispute or controversy arising from this Agreement shall be in the state or federal courts in California.
          12.4 Conflicting Provisions. Nothing in this Agreement shall be construed to require the commission of any act contrary to law, and wherever there is any conflict between
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

any provision of this Agreement or concerning the legal right of the Parties to enter into this contract and any statute, law or ordinance, the latter shall prevail, but the provision shall be limited only to the extent necessary.
          12.5 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by applicable law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intent of the Parties as nearly as may be possible, and (b) the Parties agree to negotiate in good faith a provision, in replacement of the provision held invalid, illegal or unenforceable, that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the parties with respect thereto. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.
          12.6 Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural and the word “or” is used in the inclusive sense. The captions and headings of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. Each Party hereto and its counsel have participated equally in the formation of this Agreement; the language of this Agreement shall not be presumptively construed against either Party.
          12.7 Independent Contractors. It is expressly agreed that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

          12.8 Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.
          12.9 Counterparts. This Agreement may be executed (including via facsimile) in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          12.10 No Third Party Beneficiaries. The representations, warranties, covenants, rights and obligations set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any third parties.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement on the date(s) indicated below.

APPLIED BIOSYSTEMS		BIOTROVE, INC.

By:	/s/ Illegible	By:	/s/ Robert Ellis

Title:	V.P., Intellectual Property	Title:	CEO

Date:	1/5/05	Date:	12/22/2004
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

APPENDIX A
Summary Royalty/Fee Report
THERMAL CYCLER SUPPLIER AGREEMENT
for the Period:                      to                      for Sales in the country of
Thermal Cycler (TC) Supplier: BioTrove, Inc. Effective Date:                      Royalty/Fee Rate: $280 + 12% Net Sales Price; $50/PHC
☐ Check here if there were no sales for this period.

TC/PHC/blocks	# of	Gross Invoice Price	Deductions Allowed	Net Sales Price
Model #	TCs/PHCs/blocks	(actual)	(explain)	(actual)	Royalty/Fee Due

TC/PHC/blocks	# of		Calculated Net
Model #	TCs/PHCs/blocks	Price to Distributor	Sales Price	Royalty/Fee Due

Total Royalty/Fee Earned:
Royalty/Fee Payment Due:
I hereby certify the information set forth above is correct and complete with respect to the amounts due under the applicable license agreement.
By                                         Title                                           Date
Name (please print)
Applera Corporation Send report to: Director of Licensing, Applied Biosystems, 850 Lincoln Centre Drive, Foster City, CA 94404 USA
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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